pro September 2025 Larimar Therapeutics Program Update Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements that are based on the beliefs and assumptions of Larimar Therapeutics, Inc. ( “Company”) and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including but not limited to Larimar’s ability to develop and commercialize nomlabofusp (CTI-1601) and any other planned product candidates, Larimar’s planned research and development efforts, including the timing of its nomlabofusp clinical trials and non-clinical investigations and overall development plan expectations with respect to the FDA START pilot program, interactions with FDA, expectations regarding potential for accelerated approval or accelerated access and time to market and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including nomlabofusp clinical milestones and continued interactions with the FDA, and Larimar’s ability to timely implement the revised dosing regimen in its clinical program for nomlabofusp; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of nomlabofusp may not be predictive of the results or success of later non-clinical or clinical trials, and assessments; delays in patient recruitment, including as a result of changes in clinical protocols and adverse events; that the FDA may not ultimately agree with Larimar’s nomlabofusp development strategy; the potential impact of public health crises on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale nomlabofusp’s manufacturing process; Larimar’s ability to obtain regulatory approvals for nomlabofusp and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

Initial 50 mg OL Study Data Supports Therapeutic Potential of Nomlabofusp Increased skin FXN levels and consistent directional improvement in clinical outcomes Long-term safety observations with daily nomlabofusp 100% of participants with data at 6 months achieved skin FXN levels over 50% of median levels in healthy volunteers (which is similar to levels in asymptomatic carriers) mFARS (primary outcome measure in other clinical studies) median score improvement of 2.25 in OL study participants after 1 year relative to a worsening of a median 1.00 observed in FACOMS natural history reference population Consistent directional improvements observed after 1 year across 4 key clinical outcomes (mFARS, FARS-ADL, 9-HPT, MFIS) suggest a potential for clinical benefit relative to a worsening in the FACOMS reference population Of 39 participants in OL study (65 total participants who received at least 1 dose in all nomlabofusp studies), 7 experienced anaphylaxis within the first 6 weeks of dosing; all returned to usual state of health after standard treatment Following the 2 most recent cases of anaphylaxis, Larimar consulted its experts and decided to modify its starting dose regimen. Larimar provided FDA a full data update on the clinical development program and FDA agreed with our approach Nomlabofusp was generally well tolerated with long-term daily dosing including 14 on treatment for at least 6 months and 8 for over 1 year; most common AEs were mild/moderate local ISRs and did not lead to any withdrawals FXN: frataxin; FACOMS: Friedreich’s Ataxia Clinical Outcome Measures Study; AE: Adverse events; ISRs: Injection site reactions; BLA: Biologics License Application *Pro forma cash and investments reflect our $138.5 M of cash and investments as of June 30, 2025, combined with the $65.1 M in net proceeds from our recently completed July 2025 public offering. Continue targeting BLA submission Q2 2026 The BLA will pursue accelerated approval based on increases in skin FXN levels as further demonstrated in this data Based on these compelling data, we continue to target the BLA filing for Q2 2026 and believe that nomlabofusp could be the first disease modifying therapy for patients with FA $203.6 million in pro forma* cash and investments as of June 30, 2025, with projected cash runway into Q4 2026

Friedreich's Ataxia (FA): A rare and progressive disease

Genetic defect on both alleles lowers frataxin levels	Most patients with FA only produce ~20-40% of normal frataxin (FXN) levels depending on the tissue, sampling technique, and assay considered*
Affects ~20,000 patients globally	~5,000 patients in the U.S., with most remaining patients in Europe ~70% of patients present before age 14
Progressive disease	Initial symptoms include unsteady posture and frequent falling, and patients are eventually confined to a wheelchair Life expectancy of 30-50 years with an early death usually caused by heart disease
Unmet Medical Need	The only treatment currently approved for FA does not address frataxin deficiency



Larimar is developing nomlabofusp, the first potential disease modifying therapy designed to systemically address the underlying FXN deficiency in FA

Larimar Therapeutics

* E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245.

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Nomlabofusp is Designed to Deliver Additional Frataxin Nomlabofusp (CTI-1601) maintains the cleavage site between the MTS and mature human frataxin (FXN) The presence of the cleavage site allows the CPP and MTS to be removed by mitochondrial processing peptidase to produce mature human FXN in the mitochondria Structure of Endogenous FXN Structure of nomlabofusp Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mitochondrial Targeting Sequence (MTS) Mature Human FXN Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mature Human FXN Cell Penetrating Peptide (CPP) Mitochondrial Targeting Sequence (MTS)

FXN Levels Clearly Predict Disease Progression in FA

Lower FXN levels are associated with earlier onset of disease, faster rate of disease progression, and shorter time to loss of ambulation

Median Age of Onset and Rate of Disease Progression in Relation to FXN Levels

FXN Level* (% of Normal Level)	Age of Onset (Years)	FARS** (Change/Year)
11.2	7	2.9
22.0	11	2.1
31.0	16	2.0
48.7	19	1.6

Adapted from H.L.Plasterer et al. PLoS ONE 2013 8(5):e63958

Median Age of Onset Predicts Time to Loss of Ambulation

Age of Onset (Years)	Median Time to Loss of Ambulation (Years)
< 15	11.5
15 to 24	18.3
> 24	23.5

Adapted from C. Rummey et al. EClinicalMedicine. 2020 18:100213

Larimar Therapeutics

*FXN levels measured in peripheral blood mononuclear cells (PBMCs). FXN levels as measured by % of normal demonstrated to be equivalent in PBMCs, buccal cells, and whole blood.
**FARS: Friedreich's ataxia rating score, measures disease progression with a higher score indicating a greater level of disability.

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Expanding Open Label Study*: Now Includes Adolescents and Participants not in Prior Nomlabofusp Studies Initially, participation in a prior Phase 1 or Phase 2 trial required Expanded study criteria to include: Adolescents (12-17 yrs) from the PK run-in study Participants not in prior studies Plan to enroll children (2 to 11 yrs) directly in study Key Study Objectives Safety and tolerability Long-term PK Skin FXN concentrations Clinical efficacy measures compared to FACOMS** database using propensity matching at the time of BLA *Due to inclusion of participants who have not participated in prior nomlabofusp clinical studies, this study is now referred to as Open Label Study (previously called the Open Label Extension study) **FACOMS: Friedreich’s Ataxia Clinical Outcome Measures Study Daily subcutaneous injections self-administered or by a caregiver 25 mg nomlabofusp 50 mg nomlabofusp*** Participants switched from 25 mg to 50 mg dose from Nov 2024 to Q1 2025 Patient Population ***Following the 2 most recent cases of anaphylaxis, Larimar consulted its experts and decided to modify its starting dose regimen. Larimar provided the FDA a full data update on the clinical development program and FDA agreed with our approach Antihistamines 5 days prior to first dose and for 90 days after first dose 5 mg test dose followed by a 25 mg dose 1 hour later and then 25 mg daily for the first 30 days; after 30 days the dose will be increased to 50 mg once daily

Median Change from Baseline in Skin FXN Levels* \ * Median Skin FXN Levels* Increases in Skin FXN Levels are Sustained Over Time 100% of Participants at Day 180 had Skin FXN Levels >50% of Healthy Volunteers Dotted Line indicates 50% of healthy volunteers FXN level *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Data include all participants with quantifiable FXN levels at baseline and at least 1 post-baseline FXN level.

100% of OL Study Participants on Nomlabofusp Achieved FXN Levels by Day 180 that are Over 50% of Healthy Volunteers Percentage of Participants* with Skin FXN Levels > 8.2 pg/µg** (50% of the median FXN concentration found in healthy volunteers) Baseline Day 30 Day 90 Day 180 0% 0/18 33% 6/18 43% 6/14 100% 10/10 *Data include all participants with quantifiable levels at each measurement point who had received 25 mg, 50 mg or had the dose increased from 25 mg to 50 mg **8.2 pg/µg represents 50% of the median FXN concentration

Skin FXN Levels Achieve Higher % of Healthy Volunteers’ FXN Levels* Following Daily Nomlabofusp % of Average HV Baseline < 12.5% 12.5 ≤ 25% 25% ≤ 37.5% > 37.5% *% of average healthy volunteers (HV) FXN level is calculated by dividing each participant's FXN level by the average FXN level (16.34 pg/µg) from the noninterventional healthy volunteer study (N=60) Data include all participants with quantifiable FXN levels at baseline and Day 90/Day 180 Baseline as a percentage of average FXN level in HV FXN levels increased from baseline and reached > 50% of average FXN level in HV FXN levels increased from baseline and reached 25% to < 50% of average FXN level in HV Day 90 Baseline Day 180

Absolute Skin FXN Levels Increase Over Time with Nomlabofusp* Treatment in the Open Label Study Statistic Baseline Day 30 Day 90 Day 180 N 18 18 14 10 Median (IQR) 2.70 (2.14, 4.13) 6.87 (5.34, 10.37) 7.50 (6.66, 13.73) 13.44 (10.10, 26.71) (Min, Max) (1.5, 6.3) (1.5, 76.4) (5.6, 37.1) (8.7, 92.9) FXN = frataxin; IQR = interquartile range Note: Median skin FXN levels in Larimar’s noninterventional healthy volunteer study= 16.34 pg/µg * Data include all participants with quantifiable FXN levels at each measurement point who had received 25 mg, 50 mg or had the dose increased from 25 mg to 50 mg

Disease Characteristics – OL Study & FACOMS Reference Population Nomlabofusp* FACOMS Age of screening (years) n 38 370 Mean (SD) 30.2 (10.94) 27.5 (9.30) Min, Max 12, 55 12, 54 Age of symptom onset (years) n 38 370 Mean (SD) 12.7 (6.09) 13.8 (5.50) Min, Max 5, 30 5,30 Baseline mFARS Total Score n 38 370 Mean (SD) 55.7 (17.05) 49.7 (14.5) Min, Max 23.3, 85.5 23.3, 80.5 Nomlabofusp* FACOMS Baseline FARS-ADL Overall Score n 38 370 Mean (SD) 17.5 (6.84) 14.2 (5.70) Min, Max 2, 27 2, 27 Baseline 9-HPT Average Time of Dominant Hand(s) n 34 370 Mean (SD) 95.4 (67.65) 124.8 (51.90) Min, Max 35.8, 277.3 36.7, 276.5 Baseline MFIS Overall Score n 38 370 Mean (SD) 33.2 (15.05) 31.8 (15.60) Min, Max 2, 79 2, 78 FACOMS longitudinal natural history study (N = 955) includes participants with confirmed FA diagnosis Larimar identified participants from the FACOMS dataset with similar range of baseline characteristics of participants in the OL study using data recorded over the last 4 years for each participant *Participants in open label study included 58% female, 53% with exposure to omaveloxolone and 53% non-ambulatory

Improvements Across Clinical Outcomes with Nomlabofusp Relative to Worsening in FACOMS Study Supports Potential Clinical Benefits mFARS [0- 93] FARS-ADL [0- 36] 9-HPT Dominant Hand MFIS [0- 84] Statistic Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Baseline Median (IQR) 54.75 (41.2, 71.0) 50.00 (37.0, 61.0) 17.75 (13.0, 24.5) 14.50 (10.0, 18.5) 71.95 (49.6, 114.8) 113.50 (86.5, 148.5) 34.00 (20.0, 34.0) 32.00 (21.0, 42.0) n 38 370 38 370 34 370 38 370 Change from Baseline at 1 year Median (IQR) -2.25 (-3.75, -0.25) 1.00 (-1.5, 4.0) -0.50 (-2.0, 1.0) 0.50 (-1.0, 2.5) -7.40 (-38.8, -2.5) 3.40 (-4.5, 18.0) -6.50 (-17.5, 4.0) 1.502 (-9.5, 11.0) n 8 185 8 237 7 219 8 136 IQR = interquartile range 1 Based on the range of baseline characteristics of participants in the OL study, Larimar identified patients from the FACOMS dataset with similar characteristics using data recorded over the last 4 years for each patient 2 Modified Fatigue scale presented here is at Month 24 because it was not assessed at Month 12

Nomlabofusp Safety Observations with Long-term Treatment Following the 2 most recent cases of anaphylaxis, Larimar is modifying the starting dose regimen to include: Antihistamines 5 days prior to first dose and for 90 days after first dose 5 mg test dose followed by a 25 mg dose 1 hour later and then 25 mg daily for the first 30 days; after 30 days the dose will be increased to 50 mg daily Continue dispensing epinephrine auto-injector, such as EpiPen, to be administered in the event of anaphylaxis Larimar provided the FDA a full data update including the safety, FXN, and clinical data. FDA agreed with the new dosing regimen and Larimar is implementing the change 7 of 39 participants in OL study (65 total participants received at least 1 dose of nomlabofusp across all studies) experienced anaphylaxis Most events occurred on the initial day of administration, and all occurred within the first 6 weeks of dosing All returned to usual state of health after standard treatment Nomlabofusp with long-term daily dosing was generally well tolerated, including 14 on treatment for at least 6 months and 8 for over 1 year Most common AEs were mild/moderate local ISRs and did not lead to any withdrawals AE: Adverse events; ISR: Injection site reaction

Nomlabofusp PK Profile Consistent Across Studies Rapid absorption after subcutaneous administration Steady state reached by Day 30 at both the 25 mg and 50 mg doses with no further accumulation Pharmacokinetic profile consistent with Phase 1 and Phase 2 studies Long-term PK Profile Consistent with Phase 1 and Phase 2 Studies Adolescents 12 to 17 years of age received a weight-based equivalent of 50 mg for 7 days Exposure and PK in 9 adolescents 12 to 17 years of age on nomlabofusp was similar to adults on 50 mg of nomlabofusp Adolescent PK Profile Consistent with Adult

Global Phase 3 Double-blind Placebo-controlled Study Qualifying sites in U.S., Europe, U.K., Canada, and Australia 18 months of treatment Ambulatory participants 2 - 40 years of age (~2/3 under 21 years of age) n = 100 – 150 Key Study Objectives Safety and tolerability Upright stability (U.S.) and mFARS (Europe) as primary outcome measures Daily subcutaneous injections self-administered or by a caregiver Placebo 50 mg nomlabofusp Patient Population

Potential Path to Bring Nomlabofusp to Patients Worldwide Received feedback from FDA and EMA on study protocol Sites in the U.S., Europe, U.K., Canada, and Australia currently being qualified Global Phase 3 Study* BLA submission seeking accelerated approval targeted in Q2 2026 U.S. launch targeted for early 2027 Next Steps Plan to continue enrolling participants on new starting dose regimen with long-term 50 mg dose, including adolescents and those new to a nomlabofusp study Continue introducing lyophilized dosage form Planning to enroll children (2 - 11 yrs of age) directly into the study Open Label Study *Study will initiate with participants 12-40 yrs of age and will change to 2-40 yrs when dose is confirmed in children 2-11 yrs of age Orphan Drug (US & EU) Rare Pediatric Disease (US) Fast Track (US) PRIME (EU) ILAP (UK-MHRA) START Pilot (US) Received FDA Agreement on strategy for potency testing of nomlabofusp; commercial scale PPQ in progress

Nomlabofusp Advancing Towards BLA Submission for FA First potential disease modifying therapy Designed to systemically address FXN deficiency in FA FDA clarity on key BLA elements BLA based on skin FXN levels as potential surrogate endpoint Positive long-term data Increased skin FXN levels similar to asymptomatic carriers and consistent directional improvement across 4 key clinical outcome measures BLA submission seeking accelerated approval targeted Q2 2026 U.S. launch targeted for early 2027